ALEXANDER & BALDWIN, INC. EXCESS BENEFITS PLAN

AMENDMENT NO. 1

The Alexander & Baldwin, Inc. Excess Benefits Plan, effective June 29, 2012, hereinafter referred to as the “Plan”, is hereby amended effective March 1, 2013, as follows:

1.           Section 2.14 shall be deleted in its entirety and replaced with the following:

“2.14  “Participant” means an eligible employee selected by the Chief Executive Officer of A&B (except, that with respect to the Chief Executive Officer of A&B, the Committee shall make the determination).

2.           Section 3.02 shall be deleted in its entirety and replaced with the following:

“Participation.  The Chief Executive Officer of A&B shall have the exclusive and unfettered discretion to select Plan Participants from among eligible employees; provided, however, that the Committee shall make the determination of whether the Chief Executive Officer of A&B is a Plan Participant.  A Participant in this Plan shall remain as such until the date he ceases to satisfy the participation requirements in the first sentence of this Section 3.02, until the date upon which the Participant experiences a Separation from Service for any reason or until such earlier time as may be specified by the Chief Executive Officer of A&B (except, that with respect to the Chief Executive Officer of A&B, that determination is made by the Committee).

3.           The last sentence in Appendix A, item #2, shall be deleted and replaced with the following:

“The after-tax equivalent rate shall be determined by multiplying the discount rate in use by the A&B Retirement Plan by the excess of 100% over the effective marginal tax rate declared by the Administrative Committee.”

4.           Item #3 in Appendix A shall be deleted in its entirety and replaced with the following:

“The Administrative Committee shall declare the effective marginal tax rate at the beginning of each year.”

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Amendment to be executed on its behalf by its duly authorized officers on this 26th day of     February, 2013.

ALEXANDER & BALDWIN, INC.

By: /s/ Son-Jai Paik______________
       Its Vice President

By: /s/ Alyson Nakamura__________
                                                                                                                       Its Secretary